Exhibit 99.1

Pineapple Holdings, Inc. Changes Legal Name to Pineapple Energy Inc.

Minnetonka, Minn. – (BUSINESS WIRE) – April 13, 2022 – Pineapple Holdings, Inc., which was formerly Communications Systems, Inc. and changed its name when completing the merger with Pineapple Energy LLC, today announced that it changed its legal name to Pineapple Energy Inc. (Nasdaq: PEGY) (the “Company” or “Pineapple”), effective immediately. All other information about the Company, such as its headquarters address, remain unchanged. Pineapple continues to trade on the Nasdaq Capital Market under the symbol “PEGY.”

Pineapple CEO Kyle Udseth noted, “Our predecessor LLC and the parent company today are doing business under the name Pineapple Energy, a name that reflects our strategy to build one of the nation’s leading rooftop solar companies.”

About Pineapple Energy

Pineapple is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands, Hawaii Energy Connection, E-Gear, Sungevity, and Horizon Solar Power, provide homeowners and small businesses with an end-to-end product offering spanning solar, battery storage, and grid services.

Contacts:

Pineapple Energy

Mark Fandrich

Chief Financial Officer

+1 (952) 582-6416

mark.fandrich@pineappleenergy.com

The Blueshirt Group

Gary Dvorchak, CFA

Managing Director

+1 (323) 240-5796

gary@blueshirtgroup.com